UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2018

3Power Energy Group, Inc

(Exact name of registrant as specified in its charter)

Nevada	333-103647	98-0393197
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

PO Box 50006 Sh. Rashid Building Sh. Zayed Road Dubai, United Arab Emirates
(Address of principal executive offices)

011 97 14 3210312
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

In October 2018, hydrologists, geologists and other hydro experts of Power China Chengdu Engineering Corporation, a subsidiary of Power China International Corporation Ltd, inspected the proposed sites on the Shala River, Albania, for the two Hydropower Cascades (Lekaj and Breg Lumi) and the proposed site for the large Hydro Dam (Vajishti) as part of their technical and pre-engineering due diligence appraisal. We expect the due diligence report to be furnished to 3Power in January 2019. The combined exportable electricity production is expected to produce approx. 83.5 MW (321,465,637 Kw/h)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3POWER ENERGY GROUP INC.

/s/ Sharif Rahman

Name: Sharif Rahman
Title: Chief Executive Officer and Chief Financial Officer

Principal Executive Officer, Principal Financial and Chief Accounting Officer)

Dated: November 27, 2018